================================================================================


                           SCHEDULE 14A INFORMATION


               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]


Check the appropriate box:

 [ ] Preliminary Proxy Statement         [ ] Confidential, for Use
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 [ ] Definitive Additional Materials         Only (as permitted)
     by Rule 14a-6(c)(2))
 [ ] Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                            SFX ENTERTAINMENT, INC.
                            -----------------------
               (Name of Registrant as Specified in Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

 [X] No fee required.
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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         ---------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed
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 [ ] Fee paid previously with preliminary materials.
 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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================================================================================

SFX LOGO



May 5, 1999



Dear Stockholder:


     On behalf of the Board of Directors, you are cordially invited to attend our first annual meeting of stockholders on Tuesday, June 8, 1999, in New York, New York. At the meeting, you will hear a report on our operations and have a chance to meet your directors and executive officers.


     The formal notice of the meeting and the proxy statement are attached to this letter. To have your vote recorded, you should sign, date and return your proxy card in the enclosed envelope as soon as possible, even if you currently plan to attend the annual meeting. By doing so, you will ensure that your shares are represented and voted at the meeting. If you decide to attend, you may still vote your shares in person, if you wish. Thank you for your continued support of SFX.


Sincerely,

/s/ Robert F.X. Sillerman
---------------------------------

Robert F.X. Sillerman
Executive Chairman and Member of the
Office of the Chairman

                                    SFX LOGO




                       NOTICE OF 1999 ANNUAL MEETING OF
                  THE STOCKHOLDERS OF SFX ENTERTAINMENT, INC.




               TIME:

                     9:00 a.m., Eastern Standard Time


               DATE:

                     June 8, 1999


               PLACE:

                     Winston & Strawn
                     200 Park Avenue, 41st Floor
                     New York, New York 10166-4193


               PURPOSE:

                      o  Elect directors
                      o Consider and act upon a board proposal to approve SFX's 1999 Stock Option and Restricted Stock Plan
                      o  Ratify appointment of independent accountants
                      o  Conduct other business if properly raised


                     Only stockholders of record as of May 5, 1999 may vote at the meeting.


                     YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.




                     /s/ Howard J. Tytel
                     --------------------------------

                     Howard J. Tytel
                     Executive Vice President, Member
                     Of the Office of the Chairman, General
                     Counsel and Secretary


                     May 5, 1999

                            SFX ENTERTAINMENT, INC.
                      1999 ANNUAL MEETING OF STOCKHOLDERS
                                PROXY STATEMENT







TABLE OF CONTENTS                                                           PAGE

------------------------------------------------------------------------   -----

General Information ....................................................     1

ITEM 1 -- ELECTION OF DIRECTORS ........................................     2

   Director Compensation ...............................................     5

   Board Committees ....................................................     5

Ownership of Securities by Directors, Officers
   and Certain Beneficial Owners .......................................     6

Stock Performance Graph ................................................     8

ITEM 2 -- RATIFICATION OF INDEPENDENT ACCOUNTANTS ......................     9

ITEM 3 -- APPROVAL OF SFX'S 1999 STOCK OPTION AND RESTRICTED STOCK PLAN      9

Executive Compensation .................................................    12

Certain Relationships and Related Party Transactions ...................    17

Section 16(a) Beneficial Ownership Reporting Compliance ................    21

Additional Information .................................................    21

GENERAL INFORMATION


WHO MAY VOTE

Stockholders of SFX as of the close of business on May 5, 1999 are entitled to vote at the meeting or any adjournment or postponement. You are entitled to one vote for each share you held on such date. This proxy statement and the accompanying form of proxy are being mailed on or about May 7, 1999.


HOW TO VOTE

You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

To vote by proxy, complete the enclosed proxy card, sign it and return it in the enclosed postage-paid envelope. Your shares will be voted in accordance with your instruction.


HOW PROXIES WORK

SFX's Board of Directors is asking for your proxy. Giving us your proxy means you authorize the persons named in the proxy card to vote your shares at the meeting in the manner you direct. The persons named as proxies in the proxy card are our executive officers. You may vote for all, some, or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.


REVOKING A PROXY

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by notifying the Secretary of SFX in writing at the address specified on page 21 or by voting in person at the meeting. Attendance at the meeting will not by itself revoke your proxy.


QUORUM

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either in person or by proxy. As of the record date, 35,827,545 shares of Class A common stock and 1,697,037 shares of Class B common stock were outstanding. For the election of the four Directors to be elected by the Class A common stock voting as a separate class, a quorum will require at least a majority of the outstanding shares of Class A common stock.


VOTES NEEDED

The director candidates receiving the most votes will be elected to fill the seats on the Board. If you hold shares of Class A common stock you will be entitled to elect four members of the Board by a separate class vote, without the participation of the holders of Class B common stock. In the election of the other eight members of the Board, and all other proposals submitted for a vote, the Class A common stock and the Class B common stock will vote together as a single class, with each share of Class A common stock entitled to one vote and each share of Class B common stock entitled to ten votes.

Approval of the other proposals requires the favorable vote of a majority of the votes cast.

A properly executed proxy marked "Withhold Authority" with respect to the election of one or more directors will not be voted with respect to the directors or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

A properly executed proxy marked "Abstain" with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to the approval of the 1999 Plan. Thus, if you do not give your broker or nominee specific instructions, your shares will not be voted on this matter and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.


BOARD RECOMMENDATIONS


We recommend a vote:


      o for the election of the nominated slate of directors appearing on pages 3 and 4;

      o for ratification of the appointment of Ernst & Young LLP as SFX's independent auditors; and

      o  for approval of SFX's 1999 Stock Option and Restricted Stock Plan.


If you sign and return the proxy card but do not specify how to vote, the persons named as proxy holders on your proxy card will vote your shares in accordance with our recommendations. Otherwise, your shares will be voted in accordance with your instructions. If any other matters are properly presented at the meeting, the persons named in your proxy card will have the discretion to vote on those matters for you.


ELECTION OF DIRECTORS
(ITEM 1 ON THE PROXY CARD)


The Board of Directors manages the business of SFX. The Board conducts its business through meetings of the Board and its committees. The standing committees of the Board are described below.


The Board met four times in 1998. Each of SFX's directors attended all of the meetings of the Board and the committees on which he served.


Our Bylaws authorize the Board to fix the number of directors from time to time. The number of directors of SFX is currently eleven. In addition, Mr. John
J. Boyle and Mr. Robert Gutkowski are non-voting observers to the Board. The non-voting observers have no authority to exercise the powers of a director in the management of SFX and, accordingly, your vote is not being sought with respect to these individuals. Personal information on each of the nominees is given below.


All of our nominees currently serve as directors, except for Mr. John D. Miller. All directors hold office until the next annual meeting of stockholders following their election or until their successors are elected and qualified. Holders of shares of Class A common stock are entitled to elect the four members of the Board indicated in the second table below by a separate class vote, without the participation of the holders of Class B common stock. In the election of the other eight members of the Board the Class A common stock and the Class B common stock will vote together as a single class, with each share of Class A common stock entitled to one vote and each share of Class B common stock entitled to ten votes.


If a director nominee becomes unavailable before the election, your proxy card authorizes the persons named on the proxy card to vote for a replacement nominee if the Board names one.


The Board recommends you vote FOR each of the following candidates:


DIRECTORS TO BE ELECTED BY THE HOLDERS OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK:




             NOMINEE                AGE     DIRECTOR SINCE
--------------------------------   -----   ---------------
Robert F.X. Sillerman ..........    51          1997
Michael G. Ferrel ..............    50          1997
Brian E. Becker ................    42          1998
David Falk .....................    48          1998
Howard J. Tytel ................    52          1997
Thomas P. Benson ...............    36          1997
Richard A. Liese ...............    48          1997
D. Geoffrey Armstrong ..........    41          1997

DIRECTORS TO BE ELECTED BY THE HOLDERS OF CLASS A COMMON STOCK ONLY:


            NOMINEE                AGE     DIRECTOR SINCE
-------------------------------   -----   ---------------
James F. O'Grady, J. ..........    71          1997
Paul Kramer ...................    67          1997
Edward F. Dugan ...............    64          1997
John D. Miller ................    54


----------
     ROBERT F.X. SILLERMAN has served as the Executive Chairman, a Member of the Office of the Chairman and a director of SFX since its formation in December 1997. Mr. Sillerman also served as the Executive Chairman of SFX Broadcasting, Inc., SFX's former parent prior to its spin-off in April 1998 ("Broadcasting"), from July 1, 1995 until Broadcasting was merged into another company in May 1998. From 1992 through June 30, 1995, Mr. Sillerman served as Chairman of the board of directors and Chief Executive Officer of Broadcasting. Mr. Sillerman is Chairman of the board of directors and Chief Executive Officer of Sillerman Communications Management Company, Inc. ("SCMC"), a private company that makes investments in and provides financial consulting services to companies engaged in the media business. Mr. Sillerman was also the Chairman of the board of directors and a founding stockholder of The Marquee Group, Inc., a company organized in 1995 which is engaged in various aspects of the sports, news and other entertainment industries, and which was publicly traded until it was merged with a subsidiary of SFX in March 1999. Mr. Sillerman is also a founder of Triathlon Broadcasting Company, a company that owns and operates radio stations in medium and small-sized markets in the mid-western and western United States and which was publicly-traded until it was merged with a third party in April 1999 ("Triathlon"). For the last twenty years, Mr. Sillerman has been a senior executive of and principal investor in numerous entities in the broadcasting business. In 1993, Mr. Sillerman became the Chancellor of the Southampton College of Long Island University.

     MICHAEL G. FERREL has served as the President, Chief Executive Officer, a Member of the Office of the Chairman and a director of SFX since its formation in December 1997. Mr. Ferrel also served as the President, Chief Executive Officer and a director of Broadcasting from November 1996 until May 1998. Mr. Ferrel served as President and Chief Operating Officer of Multi-Market Radio, Inc., a wholly-owned subsidiary of Broadcasting ("MMR"), and a member of MMR's board of directors from MMR's inception in August 1992 until November 1996 when MMR was merged into a subsidiary of Broadcasting. Mr. Ferrel also served as Co-Chief Executive Officer of MMR from January 1994 to January 1996 and Chief Executive Officer of MMR from January 1996 until November 1996. From 1990 to 1993, Mr. Ferrel served as Vice President of Goldenberg Broadcasting, Inc., the former owner of radio station WPKX-FM, Springfield, Massachusetts, which was acquired by MMR in July 1993.

     BRIAN E. BECKER has served as an Executive Vice President, a Member of the Office of the Chairman and a director of SFX since the consummation of SFX's acquisition of PACE Entertainment, Inc., one of the largest diversified promoters and producers of live-entertainment in the United States ("PACE"), in February 1998. Mr. Becker has served as Chief Executive Officer of PACE since 1994 and as President of PACE in 1996. He first joined PACE as the Vice President and General Manager of PACE's theatrical division at the time of that division's formation in 1982, and subsequently directed PACE's amphitheater development efforts. He served as Vice Chairman of PACE from 1992 until he was named its Chief Executive Officer in 1994.

     DAVID FALK has served as a Member of the Office of the Chairman and a director of SFX since the consummation of SFX's acquisition of Falk Associates Management Enterprises, Inc. ("FAME"). Mr. Falk serves as a director and as Chairman of SFX's sports group and several subsidiaries within SFX's sports group, which includes FAME. Mr. Falk, who has represented professional athletes for over twenty years, is presently a Director, Chairman and Chief Executive Officer of FAME, positions he has held since he founded FAME in 1992. Mr. Falk also serves as Chairman of the HTS Sports-a-Thon to benefit the Leukemia Society of America, is a member of the Executive Committee of the College Fund and is on the Board of Directors of the Juvenile Diabetes Foundation and Share the Care for Children.

     HOWARD J. TYTEL has served as an Executive Vice President, General Counsel, Secretary and a director of SFX since its formation in December 1997. In January 1999, Mr. Tytel was elected as a Member of the Office of the Chairman. Mr. Tytel also served as a director, General Counsel, Executive Vice President and Secretary of Broadcasting from 1992 until the consummation of the Broadcasting merger. Mr. Tytel is Executive Vice President, General Counsel and a director of SCMC. Mr. Tytel is a director and a founder of Marquee and a founder of Triathlon. From March 1995 until March 1997, Mr. Tytel was a director of Interactive Flight Technologies, Inc., a publicly-traded company providing computer-based in-flight entertainment. For the last twenty years, Mr. Tytel has been associated with Mr. Sillerman in various capacities with entities operating in the broadcasting business. From 1993 to 1998, Mr. Tytel was Of Counsel to the law firm of Baker & McKenzie, which represents SFX on certain matters.

     THOMAS P. BENSON has served as a Senior Vice President since March 1999, and as the Vice President, Chief Financial Officer and a director of SFX since its formation in December 1997. Mr. Benson also served as the Chief Financial Officer and a director of Broadcasting, having served in such capacity from November 1996 until the consummation of the Broadcasting merger. Mr. Benson became the Vice President of Financial Affairs of Broadcasting in June 1996. He was the Vice President--External and International Reporting for American Express Travel Related Services Company from September 1995 to June 1996. From 1984 through September 1995, Mr. Benson worked at Ernst & Young LLP.

     RICHARD A. LIESE has served as a Senior Vice President since September 1998, and as a Vice President, Associate General Counsel and a director of SFX since its formation in December 1997. Mr. Liese also served as a director, Vice President and Associate General Counsel of Broadcasting, having served in such capacity from 1995 until the consummation of the Broadcasting merger. Mr. Liese has also been the Assistant General Counsel and Assistant Secretary of SCMC since 1988. In addition, from 1993 until April 1995, he served as Secretary of MMR.

     D. GEOFFREY ARMSTRONG has served as a director of SFX since its formation in December 1997. He served as an Executive Vice President of SFX from its formation until September 1998. Mr. Armstrong currently serves as a director of Capstar Broadcasting Corporation, a publicly-traded radio broadcasting company, and as Executive Vice President and Chief Financial Officer of Chancellor Media. Mr. Armstrong also served as the Chief Operating Officer and an Executive Vice President of Broadcasting, having served in such capacity from November 1996 until the consummation of the Broadcasting merger. Mr. Armstrong served as a director of Broadcasting from 1993 until the consummation of the Broadcasting merger. Mr. Armstrong became the Chief Operating Officer of Broadcasting in June 1996 and the Chief Financial Officer, Executive Vice President and Treasurer of Broadcasting in April 1995. Mr. Armstrong was Vice President, Chief Financial Officer and Treasurer of Broadcasting from 1992 until March 1995. He had been Executive Vice President and Chief Financial Officer of Capstar, a predecessor of Broadcasting, since 1989.

     JAMES F. O'GRADY, JR. has served as a director of SFX since its formation in December 1997. Mr. O'Grady also served as a director of Broadcasting from 1993 until the consummation of the Broadcasting merger. Mr. O'Grady has been President of O'Grady and Associates, a media brokerage and consulting company, since 1979. Mr. O'Grady has been a director of Orange and Rockland Utilities, Inc. and of Video for Broadcast, Inc. since 1991. Mr. O'Grady has been the co-owner of Allcom Marketing Corp., a corporation that provides marketing and public relations services for a variety of clients, since 1985, and was Of Counsel to Cahill and Cahill, a law firm located in Brooklyn, New York, from 1986 until 1998. He also served on the Board of Trustees of St. John's University from 1984 to 1996, and has served as a director of The Insurance Broadcast System, Inc. since 1994.

     PAUL KRAMER has served as a director of SFX since its formation in December 1997, served as a director of Broadcasting from 1993 until the consummation of the Broadcasting merger and currently serves as a director of Nations Flooring, Inc. Mr. Kramer has been a partner in Kramer & Love, financial consultants specializing in acquisitions, reorganizations and dispute resolution, since 1994. From 1992 to 1994, Mr. Kramer was an independent financial consultant. Mr. Kramer was a partner in the New York office of Ernst & Young LLP from 1968 to 1992.

     EDWARD F. DUGAN has served as a director of SFX since its formation in December 1997. Mr. Dugan also served as a director of Broadcasting from November 1996 until the consummation of the Broadcasting merger. Mr. Dugan is President of Dugan Associates Inc., a financial advisory firm to media and entertainment companies, which he founded in 1991. Mr. Dugan was an investment banker with Paine Webber Inc., as a Managing Director, from 1978 to 1990, with Warburg Paribas Becker Inc., as President, from 1975 to 1978 and with Smith Barney Harris Upham & Co., as a Managing Director, from 1961 to 1975.

     JOHN D. MILLER served as Chairman of the Board of Triathlon from June 1995 until April 1999 when Triathlon was merged with a third party. He is founder and President of StarVest Management, Inc., a private investment group, and is currently on the board of directors of International Keystone Entertainment, Inc. Mr. Miller served as the President of Rothschild Ventures, Inc., a private investment group, from July 1995 to April 1998. Prior to that he was affiliated with Starplough, Inc. and the Clipper Group, private equity investment groups. Mr. Miller spent 24 years with various investment arms of The Equitable Life Assurance Society of the U.S., his last position being Chief Executive Officer and President of Equitable Capital Management Corp.

DIRECTOR COMPENSATION

Directors employed by SFX receive no compensation for attending meetings. Each non-employee director receives a fee of $1,500 for each Board meeting which he attends and is reimbursed for travel expenses. Each non-employee director who is also a member of a committee receives an additional $1,500 for each committee meeting he attends that is not held in conjunction with a Board meeting. If the committee meeting occurs in conjunction with a Board meeting, each committee member receives $500 for attending the committee meeting.

In addition, SFX adopted a deferred compensation plan for the non-employee directors effective January 1, 1998. Pursuant to the plan, SFX pays each non-employee director a quarterly retainer of $7,500, at least one-half of which must be paid in shares of Class A common stock which are credited to a book-entry account maintained by SFX for each participant. Each non-employee director's account was initially credited with 5,455 shares of Class A common stock representing one year's annual retainer fee based upon $5.50 per share. The Board, other than Messrs. Kramer, O'Grady and Dugan, also approved the issuance of stock options to purchase 2,500 shares of Class A common stock to each of Messrs. Kramer, O'Grady and Dugan. These options have fully vested and have an exercise price of $5.50 per share.

BOARD COMMITTEES

AUDIT COMMITTEE. The Audit Committee reviews and reports to the Board on various auditing and accounting matters, including the selection, quality and performance of SFX's internal and external accountants and auditors, the adequacy of its financial controls and the reliability of financial information reported to the public. The Audit Committee also reviews certain related-party transactions and potential conflict-of-interest situations involving officers, directors or stockholders of SFX. The members of the Audit Committee are Messrs. Kramer, O'Grady and Dugan. The Audit Committee met three times in 1998.

COMPENSATION COMMITTEE. The Compensation Committee reviews and makes recommendations with respect to certain SFX compensation programs and compensation arrangements with respect to certain officers, including Messrs. Sillerman, Ferrel, Becker, Falk, Tytel, Benson and Liese. The members of the Compensation Committee are Messrs. Kramer, O'Grady and Dugan, none of whom is a current or former employee or officer of Broadcasting or SFX. The Compensation Committee met eight times in 1998.

STOCK OPTION COMMITTEE. The Stock Option Committee grants options, determines which employees and other individuals performing substantial services to SFX may be granted options and determines the rights and limitations of options granted under SFX's plans. The members of the Stock Option Committee are Messrs. Kramer, O'Grady and Dugan. The Stock Option Committee met five times in 1998.

                OWNERSHIP OF SECURITIES BY DIRECTORS, OFFICERS
                         AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth information regarding ownership of SFX's common stock as of April 27, 1999, by each Named Executive Officer, each director nominee, the directors and executive officers of SFX as a group and each person known by SFX to own beneficially more than 5% of any class of SFX's common stock.


                                               CLASS A                            CLASS B
                                            COMMON STOCK                       COMMON STOCK
                                ------------------------------------- -------------------------------
NAME AND ADDRESS OF                                                        NUMBER OF      PERCENT OF   PERCENT OF TOTAL
BENEFICIAL OWNER (1)             NUMBER OF SHARES   PERCENT OF CLASS        SHARES           CLASS       VOTING POWER
------------------------------- ------------------ ------------------ ------------------ ------------ -----------------
Directors, Nominees and
Named Executive Officers:
Robert F.X. Sillerman .........     2,875,703(2)           8.0%            1,524,168(2)       89.8%          34.3%
Michael G. Ferrel .............       180,303(3)             *               172,169(3)       10.2            3.6
Brian E. Becker ...............        44,402(4)             *                    --            --              *
David Falk ....................       425,000(5)           1.2                    --            --              *
Howard J. Tytel ...............       486,339(6)           1.4                    --            --              *
Thomas P. Benson ..............        29,833(7)             *                    --            --              *
Richard A. Liese ..............         4,800(8)             *                    --            --              *
D. Geoffrey Armstrong .........       192,133(9)             *                    --            --              *
John D. Miller ................            --               --                    --            --             --
James F. O'Grady, Jr. .........        22,727(10)            *                    --            --              *
Paul Kramer ...................        23,877(11)            *                    --            --              *
Edward F. Dugan ...............         8,422(12)            *                    --            --              *
All directors and executive
officers as a group (12
persons) ......................     3,807,200             10.5%            1,697,037         100.0%          39.1%
5% Stockholders:
Ark Asset Management
Co. Inc.(13)
 125 Broad Street
 New York, New York
 10004 ........................     2,230,000              6.2%                   --            --            4.2%

------------
* Less than 1%

(1) Unless otherwise set forth above, the address of each stockholder is the address of SFX, which is 650 Madison Avenue, 16th Floor, New York, New York 10022. Pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the disposition of, a security, and a person is deemed to have "beneficial ownership" of any security that the person has the right to acquire within 60 days of April 27, 1999. Unless noted otherwise, information as to beneficial ownership is based on statements furnished to SFX by the beneficial owners, and stockholders possess sole voting and dispositive power with respect to shares listed on this table. As of April 27, 1999, there were issued and outstanding 35,827,545 shares of Class A common stock and 1,697,037 shares of Class B common stock.

(2) Includes 39,343 shares of Class A common stock held by SCMC, warrants to purchase an aggregate of 5,329 shares of Class A common stock and options to purchase an aggregate of 157,957 shares of Class A common stock held by Mr. Sillerman which are, or will become, exercisable within 60 days of April 27, 1999. Also includes 458,213 shares of Class A common stock, warrants to purchase 941 shares of Class A common stock and options to purchase 27,185 shares of Class A common stock held by Mr. Tytel that Mr. Sillerman has the right to vote. Excludes options to purchase an aggregate of 489,060 shares of Class A common stock held by Mr. Sillerman which are not exercisable within 60 days of April 27, 1999. If the 1,524,168 shares of Class B common stock held by Mr. Sillerman were included in calculating his ownership of the Class A common stock, Mr. Sillerman would beneficially own 4,399,871 shares of Class A common stock, representing approximately 11.7% of the class. See "Executive Compensation--Employment Agreements and Arrangements with Certain Officers and Directors."

(3) Includes options to purchase an aggregate of 51,566 shares of Class A common stock held by Mr. Ferrel which are, or will become, exercisable within 60 days of April 27, 1999. Excludes options to purchase an aggregate of 173,334 shares of Class A common stock held by Mr. Ferrel which are not exercisable within 60 days of April 27, 1999. If the 172,869 shares of Class B common stock held by Mr. Ferrel were included in calculating his ownership of Class A common stock, then Mr. Ferrel would beneficially own 353,172 shares of Class A common stock, representing less than 1% of the class. See "Executive Compensation--Employment Agreements and Arrangements with Certain Officers and Directors."

(4) Includes options to purchase an aggregate of 15,000 shares of Class A common stock held by Mr. Becker which will become exercisable within 60 days of April 27, 1999. Excludes options to purchase an aggregate of 65,000 shares of Class A common stock held by Mr. Becker which are not exercisable within 60 days of April 27, 1999.

(5) Includes options to purchase an aggregate of 100,000 shares of Class A common stock held by Mr. Falk which will become exercisable within 60 days of April 27, 1999.

(6) Includes warrants to purchase an aggregate of 941 shares of Class A common stock and options to purchase an aggregate of 27,185 shares of Class A common stock held by Mr. Tytel which are, or will become, exercisable within 60 days of April 27, 1999. Excludes options to purchase an aggregate of 109,049 shares of Class A common stock held by Mr. Tytel which are not exercisable within 60 days of April 27, 1999. Mr. Tytel also has an economic interest in SCMC, which beneficially owns 39,343 shares of Class A common stock, although he lacks voting or dispositive power with respect to the shares beneficially held by SCMC. Mr. Sillerman has the right to vote all of the shares of Class A common stock beneficially owned by Mr. Tytel. See "Executive Compensation--Employment Agreements and Arrangements with Certain Officers and Directors."

(7) Includes options to purchase an aggregate of 10,833 shares of Class A common stock held by Mr. Benson which are, or will become, exercisable within 60 days of April 27, 1999. Excludes options to purchase an aggregate of 39,167 shares of Class A common stock held by Mr. Benson which are not exercisable within 60 days of April 27, 1999.

(8) Includes options to purchase an aggregate of 2,000 shares of Class A common stock held by Mr. Liese which will become exercisable within 60 days of April 27, 1999. Excludes options to purchase an aggregate of 8,000 shares of Class A common stock held by Mr. Liese which are not exercisable within 60 days of April 27, 1999.

(9) Includes options to purchase an aggregate of 30,333 shares of Class A common stock held by Mr. Armstrong which are, or will become, exercisable within 60 days of April 27, 1999. Excludes options to purchase an aggregate of 94,667 shares of Class A common stock held by Mr. Armstrong which are not exercisable within 60 days of April 27, 1999.

(10) Includes options to purchase an aggregate of 2,500 shares of Class A common stock held by Mr. O'Grady which are currently exercisable. Also includes 5,455 shares credited to Mr. O'Grady's account in the deferred compensation plan for non-employee directors which shares will be delivered to Mr. within 60 days of April 27, 1999.

(11) Includes 5,455 shares credited to Mr. Kramer's account in the deferred compensation plan for non-employee directors which shares will be delivered to Mr. Kramer within 60 days of April 27, 1999.

(12) Includes options to purchase an aggregate of 2,500 shares of Class A common stock held by Mr. Dugan which are currently exercisable. Excludes 5,455 shares credited to Mr. Dugan's account in the deferred compensation plan for non-employee directors which shares will are not deliverable to Mr. within 60 days of April 27, 1999.

(13) Based on information contained on a Schedule 13G filed with the Securities and Exchange Commission on February 4, 1999.

STOCK PRICE PERFORMANCE GRAPH

The following graph compares the performance of SFX's Class A common stock with the performance of the Standard & Poor's 500 Composite Stock Price Index and the Standard & Poor's Entertainment Index over the period beginning on February 18, 1998, the date on which the Class A common stock began trading regular-way, and ending on December 31, 1998. The graph assumes that $100 was invested on February 18, 1998 in each of SFX's Class A common stock, the Standard & Poor's 500 Composite Index and the Standard & Poor's Entertainment Index and that all dividends were reinvested. The companies comprising the Standard & Poor's Entertainment Index are: Walt Disney Co., Seagram Co. Ltd., Time Warner Inc., Viacom Inc. and King World Productions.


                            CUMULATIVE TOTAL RETURN
                          BEGINNING FEBRUARY 18, 1998*



    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]





                               [GRAPHIC OMITTED]








                           2/18/98     3/31/98     6/30/98     9/30/98     12/31/98
SFX ENTERTAINMENT, INC.     $100        $122        $234        $159         $280
S&P 500                     $100        $107        $110        $ 99         $121
S&P ENTERTAINMENT           $100        $101        $107        $ 93         $121

* THE STOCK PERFORMANCE SHOWN IS HISTORICAL AND NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

RATIFICATION OF INDEPENDENT ACCOUNTANTS
(ITEM 2 ON THE PROXY CARD)

The Board of Directors, upon the recommendation of its Audit Committee, has appointed Ernst & Young LLP to serve as SFX's independent auditors for 1999. We are asking you to ratify that appointment.

Representatives of Ernst & Young will be present an the annual meeting to answer any questions you may have. They will also have the opportunity to make a statement if they desire to do so.

THE BOARD RECOMMENDS YOU VOTE FOR THIS PROPOSAL.

APPROVAL OF SFX'S 1999 STOCK OPTION AND RESTRICTED STOCK PLAN

(ITEM 3 ON THE PROXY CARD)

In November 1998, the Board of Directors, upon the recommendation of the Stock Option Committee, adopted, subject to stockholder approval, the 1999 Stock Option and Restricted Stock Plan (the "1999 Plan"). The purpose of the 1999 Plan is to:

      o offer selected directors, officers, employees and consultants an equity interest in the financial success of SFX;

      o provide SFX an opportunity to attract and retain the best available personnel for positions of substantial responsibility; and

      o  encourage equity participation in SFX.

SUMMARY OF THE 1999 PLAN

While we have summarized certain provisions of the 1999 Plan below, attached as Exhibit A to this Proxy Statement is a full copy of the 1999 Plan, and our summary is qualified by reference to the 1999 Plan. We encourage you to read the 1999 Plan.

     NUMBER OF SHARES. Up to 3.0 million shares of Class A common stock may be issued under the 1999 Plan. The Stock Option Committee will adjust this number for stock dividends, stock splits, or any other increase or decrease in the number of shares of Class A common stock issued without receipt of consideration by SFX. Shares to be issued under the 1999 Plan may be drawn from either authorized but previously unissued shares of Class A common stock or from treasury shares.

     ADMINISTRATION. The Stock Option Committee will administer the 1999 Plan. The Stock Option Committee will consist of at least two persons, each of whom meet the definition of "non-employee director" under Section 16 of the Exchange Act and the definition of "Outside Director" under Section 162(m) of the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended (the "Code"). The members of the Stock Option Committee will be appointed by the Board of Directors. The Board may from time to time remove members from, or add members to, the Stock Option Committee. The current members of the Stock Option Committee are Messrs. O'Grady, Kramer and Dugan.

     ELIGIBILITY, OPTIONS AND RESTRICTED STOCK. The Stock Option Committee has the authority to grant stock options or shares of restricted stock to directors, officers, employees or consultants of SFX. As of the date of this proxy statement, SFX had approximately 1,650 full-time employees. Options granted under the 1999 Plan may include incentive stock options intended to qualify under Section 422 of the Code as well as non-statutory options. Incentive stock options will only be granted to persons who are employed by SFX at the time of the grant. Subject to the limits of the 1999 Plan, the Stock Option Committee may determine the number of shares to be issued upon exercise, the exercise price, vesting period and other terms of the stock options. However, incentive stock options will not be granted with an exercise price below the fair market value of the Class A common stock on the date of the grant. The Stock Option Committee may also determine the number of shares, terms, conditions and restrictions of the restricted stock. However, each grant of restricted stock will require that the recipient remain an employee or otherwise provide services to SFX for at least six months after the date of grant. Subject to adjustment, the Stock Option Committee will not grant stock options for shares of Class A common stock or make grants of restricted stock to any "covered employee" as defined in Section 162(m) in excess of 1,200,000 shares.

     CHANGE IN CONTROL. Upon a change in control, as defined in the 1999 Plan, all outstanding options under the 1999 Plan will become immediately exercisable and all restrictions on any shares of restricted stock granted under the 1999 Plan will lapse and such stock will immediately vest in the holder notwithstanding that such options were not fully exercisable or that such restricted stock had not fully vested. In the event of a reorganization in which SFX is not the surviving or acquiring company the outstanding options and restricted stock may be changed, converted, exchanged or cancelled as provided the reorganization agreement.

     AMENDMENT AND TERMINATION. The Board may amend or terminate the 1999 Plan at any time, but may not do so without shareholder approval if the amendment changes the aggregate number of shares that may be issued under the Plan, other than in connection with certain adjustments or a reorganization of SFX as discussed above.

     1999 PLAN BENEFITS. On October 8, 1998, the Stock Option Committee recommended the grant of options covering 2,300,220 shares of Class A common stock to be issued under the 1999 Plan to employees, directors and consultants of SFX. On November 4, 1998, the Board approved the committee's recommendation and adopted the 1999 Plan, subject to stockholder approval. The following table sets forth the benefits that will be received by the individuals listed below if the 1999 Plan is approved by the stockholders:


                                                                   NUMBER OF SHARES
                       NAME AND POSITION                        UNDERLYING OPTIONS (1)
                      -------------------                       ----------------------
Robert F.X. Sillerman
 Executive Chairman and Member of the Office of the
 Chairman .....................................................      1,200,000

Michael G. Ferrel
 President, Chief Executive Officer and Member of the Office of
 the Chairman .................................................        100,000

Brian E. Becker
 Executive Vice President and Member of the Office of the
 Chairman .....................................................         50,000

David Falk
 Member of the Office of the Chairman .........................         35,000 (2)

Howard J. Tytel
 Executive Vice President, General Counsel, Secretary and
 Member of the Office of the Chairman .........................         75,000
                                                                        75,000 (3)

Executive Officer Group .......................................      1,575,000

Non-Executive Officer Director Group ..........................         20,000 (2)

Non-Executive Officer Employee Group ..........................        705,220 (4)

----------

(1) Except as otherwise indicated, each of the options shown in this table has an exercise price of $24 1/8, will vest at different rates over the five year period from the date of grant and will expire on October 8, 2008. On April 28, 1999, the closing price of the Class A common stock underlying these options was $62 1/2.

(2) These options will have an exercise price equal to the market price of the Class A common stock on the date the 1999 Plan is approved by the stockholders and will expire on the tenth anniversary from such date.

(3) These options were granted to Mr. Tytel in consideration of his agreement to waive certain rights under his employment agreement. See "Employment Agreements and Arrangements with Certain Officers and Directors."

(4) These options will have exercise prices ranging from $24 1/8 to the market price of the Class A common stock on the date the 1999 Plan is approved by the stockholders and will expire on the tenth anniversary from the date of grant.

FEDERAL INCOME TAX CONSEQUENCES.

     INCENTIVE STOCK OPTIONS. Some of the options granted under the 1999 Plan may be incentive stock options as described in section 422 of the Code ("ISOs"). Under current federal tax laws, there are no federal income tax consequences to either SFX or an optionee upon the grant of an ISO, nor will an optionee's exercise of an ISO result in federal tax consequences to SFX. Although the optionee will not realize ordinary income at the time an ISO is exercised, the excess of the fair market value of the shares acquired at the time of exercise over the option price may constitute an item of adjustment used to compute alternative minimum taxable income under section 56 of the Code, and may, therefore, result in the imposition of the alternative minimum tax under section 55 of the Code on the optionee. If the optionee does not dispose of the shares received upon exercise of an ISO within one year from the ISO's date of exercise and within two years of the date that the ISO was granted, any gain or loss realized from the subsequent sale or disposition of such shares will be treated as long-term capital gain or loss to the optionee. If the optionee disposes of the shares before the end of the holding periods described above, the optionee has made a disqualifying disposition and will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or
(ii) the actual gain realized upon such disposition. Any additional gain upon such disposition will be taxed as short-term capital gain. In the event of a disqualifying disposition, SFX receives a tax deduction, subject to Section 162(m) of the Code, in an amount equal to the ordinary income recognized by the optionee.

     NON-STATUTORY OPTIONS. Under current federal income tax laws, neither SFX nor an optionee will recognize income on the grant of a non-statutory stock option. However, on the date of exercise of a non-statutory stock option, the optionee recognizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and SFX receives a tax deduction for the same amount, subject to
Section 162(m) of the Code. The gain, if any, realized upon a subsequent disposition of the shares will constitute short-term or long-term capital gain, depending on the optionee's holding period.

     RESTRICTED STOCK. Under current federal income tax laws, neither SFX nor a recipient of restricted stock will recognize income upon the grant of restricted stock. However, at the time the restrictions lapse, the recipient recognizes ordinary income equal to the fair market value of the shares at the time, and SFX receives a tax deduction for the same amount, subject to the provisions of Section 162(m) of the Code. Upon disposition of the shares acquired, an optionee will generally recognize the appreciation or depreciation on the shares after the date the restrictions lapse as either short-term or long-term capital gain or loss depending on the recipient's holding period.

THE BOARD RECOMMENDS YOU VOTE FOR THIS PROPOSAL.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is responsible for administering SFX's executive compensation policies, and it approves all aspects of compensation for members of SFX's senior management team. The committee consists entirely of independent directors who are not officers or employees of SFX.

The committee is charged with ensuring that the individuals in executive positions are highly qualified and that they are compensated in a manner that furthers SFX's business goals and aligns their interests with stockholders' interests. Towards those ends, SFX's executive compensation program is designed to:

      o motivate, reward and retain the management talent SFX needs to achieve its business strategies and to further develop and maintain its leadership position in the entertainment industry;

      o link a substantial portion of each executive officer's compensation to the performance of SFX; and

      o encourage significant ownership of SFX's common stock by executive officers.

The compensation program for executive officers consists of the following principal components:

BASE SALARY. Base salaries are established for each executive officer based on job responsibilities, level of experience, individual contribution to SFX and industry practice. The compensation committee does not give specific weights to these factors, although job responsibility and individual contribution to SFX are the most important factors.

ANNUAL INCENTIVE AWARDS. Annual incentive awards can consist of cash bonuses, stock options or restricted stock awards. In determining annual incentive awards, the Compensation Committee and the Stock Option Committee will assess both SFX's and the individual executive's performance during the previous year.

Stock option and restricted stock are awarded to executives both as a reward for past contributions and to closely align executives' interests with the long-term interests of stockholders by encouraging equity participation. These awards represent a significant portion of each executive's total compensation. In general, stock options are granted with an exercise price equal to the market value of SFX's common stock on the date of grant and generally have a vesting period of one to five years. The options only have value to the executive if the value of SFX's common stock increases after the date of grant. The compensation committee only makes awards of restricted stock to a limited number of key executives whose skills and contributions the committee believes are essential to the long-term success of SFX. The restriction period of the stock is generally one year from the date of the award.


COMPENSATION OF THE EXECUTIVE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Mr. Sillerman has been the Executive Chairman, Chief Executive Officer and a Member of the Office of the Chairman since SFX's formation in December 1997. Mr. Sillerman's employment agreement provides for an initial term of five years and an annual base salary of $500,000. In connection with entering into his employment agreement, SFX sold 500,000 shares of Class B common stock to Mr. Sillerman at a purchase price of $2.00 per share. In setting Mr. Sillerman's base salary, the compensation committee considered the factors set forth above under "--Base Salary." See "Employment Agreements and Arrangements with Certain Officers and Directors--Agreements with Messrs. Sillerman, Ferrel, Tytel and Benson."

The Stock Option Committee approved grants of stock options to Mr. Sillerman on each of January 15, 1998, April 27, 1998, May 27, 1998 and, subject to stockholder approval, on October 8, 1998. See "Executive Compensation--Option Grants in Last Fiscal Year" and "Approval of SFX's 1999 Stock Option and Restricted Stock Plan." These awards reflect the committee's recognition of the pivotal role Mr. Sillerman has played throughout SFX's rapid development into the world's largest diversified, promoter, producer and venue operator for live entertainment events. During 1998, SFX's revenue grew from $96.1 million to $884.3 million and, between February 18, 1998, the first day that the Class A common stock began trading, and December 31, 1998, the stock price increased 117%. The committee did not use any specific criteria in determining Mr. Sillerman's incentive awards, but rather considered his significant overall contributions to the success of SFX.

All of the options granted to Mr. Sillerman had an exercise price equal to the market value of SFX's common stock on the date of grant and vest over a period ranging from one to five years from the date of grant. The vesting period is designed to retain Mr. Sillerman's leadership of SFX over the long-term for the benefit of the stockholders.

For a description of the terms of Mr. Sillerman's employment contract, see "Employment Agreements and Arrangements with Certain Officers and
Directors--Agreements with Messrs. Sillerman, Ferrel, Tytel and Benson."

POLICY REGARDING SECTION 162(M)

Under Section 162(m) of the Code, SFX has a limit of $1,000,000 on the deductibility of non-performance related compensation paid to our five highest paid executive officers. Certain performance-based compensation approved by SFX stockholders is not subject to the deduction limitation. The compensation committee uses stock options and performance awards that may qualify for the performance-based exception to the Section 162(m) limitations. The committee intends to do so as long as it considers such use to be in the best interest of SFX and its stockholders. To maintain flexibility in attracting, retaining and compensating executives in a manner to promote various corporate goals, the compensation committee has not adopted a policy that all compensation must be deductible.


                                        THE COMPENSATION COMMITTEE:

                                        Paul Kramer
                                        James F. O'Grady, Jr.
                                        Edward F. Dugan


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Board approved the issuance of shares of Class A common stock to holders, as of the record date for SFX's spin-off from Broadcasting, of stock options or SARs of Broadcasting, whether or not vested. These holders included the members of the Compensation Committee. The issuance was approved to allow the holders of these options and SARs to participate in the SFX spin-off in a similar manner as holders of Broadcasting's Class A common stock and as consideration for past services to SFX. In connection with this issuance, Mr. Kramer received 13,000 shares of Class A common stock, Mr. O'Grady received 13,000 shares of Class A common stock and Mr. Dugan received 3,000 shares of Class A common stock.

SUMMARY COMPENSATION TABLE

The following table sets forth the annual and long-term compensation earned by the Executive Chairman and SFX's four other most highly compensated executive officers (the "Named Executive Officers") during 1998. SFX did not pay any compensation to its executive officers in 1997 or 1996.


                                            ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                           ---------------------   ---------------------------------------
                                                                                            SECURITIES
                                                                    RESTRICTED STOCK     UNDERLYING OPTION
            NAME AND POSITION               SALARY(1)     BONUS       AWARDS($)(2)          AWARDS (#)
----------------------------------------   -----------   -------   ------------------   ------------------
Robert F.X. Sillerman
 Executive Chairman and Member of
 the Office of the Chairman ............    $291,667     --            $14,250,000            620,000

Michael G. Ferrel
 President, Chief Executive Officer and
 Member of the Office of the Chairman       $204,167     --            $ 4,275,000            225,000

                                         ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                        ---------------------   ---------------------------------------
                                                                                         SECURITIES
                                                                 RESTRICTED STOCK     UNDERLYING OPTION
          NAME AND POSITION              SALARY(1)     BONUS       AWARDS($)(2)          AWARDS (#)
-------------------------------------   -----------   -------   ------------------   ------------------
Brian E. Becker
 Executive Vice President and Member
 of the Office of the Chairman .........    $245,000     --                     --             75,000

David Falk
 Member of the Office of the Chairman       $183,750     --                     --            100,000

Howard J. Tytel
 Executive Vice President, General
 Counsel, Secretary and Member of the
 Office of the Chairman .............    $175,000     --            $2,280,000       105,000

----------
(1) SFX began compensating Messrs. Sillerman and Ferrel following Broadcasting's merger into another company on May 29, 1998. SFX began compensating Mr. Falk on June 4, 1998, upon SFX's acquisition of FAME. SFX began compensating Mr. Tytel on June 1, 1998. SFX began compensating Mr. Becker upon the consummation of the PACE acquisition, which occurred on February 25, 1998. See "Certain Relationships and Related Party Transactions" for additional transactions between SFX and the Named Executive Officers.

(2) In connection with their entering into new employment agreements, SFX awarded Mr. Sillerman 500,000 and Mr. Ferrel 150,000 restricted shares of Class B common stock and Mr. Tytel was awarded 80,000 restricted shares of Class A common stock. Each such individual paid $2.00 per share for such restricted stock. The price of Class A common stock, as reported on April 21, 1998, its first day of trading on the Nasdaq National Market, was $30.50 and the value of the purchased shares of restricted stock is reported in the table above. On December 31, 1998, the closing price of Class A common stock, as reported on the Nasdaq National Market, was $54.875. On December 31, 1998, the value of the shares of restricted stock held by Messrs. Sillerman, Ferrel and Tytel was $26,437,500, $7,931,250 and $4,230,000, respectively. All calculations of the value of the restricted stock assumes that the shares of Class B common stock are equal in value to the shares of Class A common stock. See "Employment Agreements and Arrangements with Certain Officers and Directors--Agreements with Messrs. Sillerman, Ferrel, Tytel and Benson."

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

The following table sets forth, for each of the Named Executive Officers, certain information concerning the exercise of stock options during 1998, including the year-end value of unexercised options.


                                                                             NUMBER OF SECURITIES          VALUE OF
                                                                                  UNDERLYING          UNEXERCISED IN-THE-
                                                                              UNEXERCISED OPTIONS      MONEY OPTIONS AT
                                                                                 AT FY-END (#)           FY-END ($)(1)
                                   SHARES ACQUIRED ON     VALUE REALIZED         EXERCISABLE/            EXERCISABLE/
              NAME                    EXERCISE (#)              ($)              UNEXERCISABLE           UNEXERCISABLE
-------------------------------   --------------------   ----------------   ----------------------   --------------------
Robert F.X. Sillerman .........            0                    0                  0/620,000             0/15,268,750
Michael G. Ferrel .............            0                    0                  0/225,000              0/5,562,500
Brian E. Becker ...............            0                    0                   0/75,000              0/1,225,000
David Falk ....................            0                    0                  0/100,000              0/1,325,500
Howard J. Tytel ...............            0                    0                  0/105,000              0/2,588,125

----------
(1) Calculated by determining the difference between the closing price of Class A common stock as reported on the Nasdaq National Market on December 31, 1998 ($54.875) and the exercise price of the options.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information with respect to each grant of stock options during 1998 to the Named Executive Officers.


                                                                  INDIVIDUAL GRANTS
                              -----------------------------------------------------------------------------------------
                                     NUMBER OF             % OF TOTAL
                                    SECURITIES          OPTIONS GRANTED      EXERCISE OR                     GRANT DATE
                                    UNDERLYING          TO EMPLOYEES IN       BASE PRICE      EXPIRATION      PRESENT
            NAME               OPTIONS/ GRANTED (#)       FISCAL YEAR       ($/SHARE) (1)       DATE(2)      VALUE (3)
---------------------------   ----------------------   -----------------   ---------------   ------------   -----------
Robert F.X. Sillerman .....           250,000                 12.9%          $  43.25           5/27/08     $7,285,000
                                      250,000                 12.9              29.125          4/27/08      4,907,500
                                      120,000                  6.2               5.50           1/15/08        445,000

Michael G. Ferrel .........           100,000                  5.2              43.25           5/27/08      2,914,000
                                       75,000                  3.9              29.125          4/27/08      1,472,250
                                       50,000                  2.6               5.50           1/15/08        185,500

Brian E. Becker ...........            50,000                  2.6              43.25           5/27/08      1,457,000
                                       25,000                  1.3              29.125          4/27/08        490,750

David Falk ................           100,000                  5.2              41.62            6/4/08      2,805,000

Howard J. Tytel ...........            50,000                  2.6              43.25           5/27/08      1,457,000
                                       30,000                  1.6              29.125          4/27/08        588,900
                                       25,000                  1.3               5.50           1/15/08         92,750

----------
(1) The $43.25 and $29.125 exercise prices represent the fair market value of a share of Class A common stock on the date of grant. On January 15, 1998 the shares of Class A common stock had not yet commenced trading on the Nasdaq National Market System. The Board of Directors of SFX determined that $5.50 was the fair market value of a share of Class A common stock on January 15, 1998.

(2) The stock options which expire on April 27, 2008 and May 27, 2008 vest over five years, starting one year from their date of grant. The stock options which expire on January 15, 2008 and June 4, 2008 vest entirely on the first anniversary of their date of grant.

(3) The Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The following assumptions were made for purposes of calculating the Grant Date Present
      Value: volatility at 63.7%; expected option life of seven years; and risk-free interest rate at 5.6%. Our use of this model should not be construed as an endorsement of its accuracy at valuing options. The figures given are not intended to forecast future price appreciation of the shares. The real value of the options in this table depends solely upon the actual performance of SFX stock during the applicable period.


In addition to the foregoing, SFX has approved the issuance of stock options to the Named Executive Officers under the newly adopted incentive stock option plan, which is subject to stockholder approval. See "--Approval of SFX's 1999 Stock Option and Restricted Stock Plan."

STOCK OPTION AND RESTRICTED STOCK PLAN

SFX's 1998 Stock Option and Restricted Stock Plan provides for the issuance of options to purchase up to 2,000,000 shares of Class A common stock. The purpose of the plan is to provide additional incentive to officers and employees of SFX. Each option granted under the plan will be designated at the time of grant as either an "incentive stock option" or a "non-qualified stock option." The plan is administered by the Stock Option Committee. The Board has approved the issuance of stock options exercisable for an aggregate of 1,982,166 shares under the plan.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS WITH CERTAIN OFFICERS AND DIRECTORS

SFX has entered into employment agreements with each of its executive officers. The employment agreements became effective upon the Broadcasting merger in May 1999 or shortly thereafter, except for Mr. Becker's employment agreement, which is described below. Each of the agreements described below has been publicly filed with the Securities and Exchange Commission and the following summaries are qualified by reference to the actual agreements.

AGREEMENTS WITH MESSRS. SILLERMAN, FERREL, TYTEL AND BENSON

The respective employment agreements provide for annual base salaries of $500,000 for Mr. Sillerman, $350,000 for Mr. Ferrel, $300,000 for Mr. Tytel and $235,000 for Mr. Benson, increased annually by the greater of five percent or the rate of inflation. Each executive officer will receive a bonus to be determined annually in the discretion of the Board, on the recommendation of its Compensation Committee. Each employment agreement is for a term of five years, and unless terminated or not renewed by either party, the term will continue thereafter on a year-to-year basis on terms identical to those at the time of renewal.

If an executive officer is terminated by SFX without Cause or if there is a Constructive Termination Without Cause as such terms are defined in the respective employment agreements then such executive officer will be entitled to receive the following payments:

      o base salary for a period of three years following his termination or until the end of the term of the employment agreement, whichever is longer;

      o a bonus for the unexpired term of the agreement, based on the bonus received for the year before termination, multiplied by the unexpired term; and

      o  options to purchase shares of Class A common stock.

If the executive officer is terminated for any reason other than Cause, or if there is a Constructive Termination Without Cause as such terms are defined in the respective employment agreements following a change in control of SFX, then the executive officer will be entitled to receive, in addition to the foregoing, additional options to purchase shares of Class A common stock. SFX has also agreed to indemnify the executive officers for taxes incurred if any of the change of control payments are deemed "parachute payments" under the Internal Revenue Code. Mr. Tytel's agreement previously permitted him to end his employment after one year, in which case he was entitled to receive certain option grants and cash payments. Mr. Tytel and SFX have agreed to eliminate these provisions from Mr. Tytel's employment agreement. In connection with this modification to his employment agreement, Mr. Tytel received immediately vested options to purchase 75,000 shares of Class A common stock at $241/8 per share.

In connection with entering into the employment agreements, SFX sold shares of restricted stock at a purchase price of $2.00 per share to Messrs. Sillerman, Ferrel, Tytel and Benson. In addition, the Board, on the review and recommendation of the Compensation Committee, also approved the issuance of stock options exercisable for shares of Class A common stock to such executive officers. See "--Executive Compensation" and "--Option Grants in Last Fiscal Year."

In connection with SFX's spin-off from Broadcasting, SFX assumed Broadcasting's obligations arising under the employment agreements or arrangements between Broadcasting and SFX's executive officers, with certain exceptions. See "Certain Relationships and Related Transactions--Assumption of Employment Agreements; Certain Change of Control Payments."

BECKER EMPLOYMENT AGREEMENT

As a condition to execution of the PACE agreement, SFX entered into an employment agreement with Brian Becker, the Chief Executive Officer and President of PACE. The agreement has a term of five years that commenced on February 25, 1998. Mr. Becker continues to be President and Chief Executive Officer of PACE. In addition, for the term of his employment, Mr. Becker will serve as a member of SFX's Office of the Chairman, an Executive Vice President of SFX and a director of each of PACE and SFX, subject to shareholder approval. During the term of his employment, Mr. Becker will receive a base salary of $294,000 for the first year, $313,760 for each of the second and third years and $334,310 for each of the fourth and fifth years and an annual bonus at the discretion of the Board.

Mr. Becker's employment agreement gives him a right of first refusal, subject to certain limitations, if SFX receives a bona fide offer from a third party to purchase all or substantially all of either the theatrical or motor sports lines of business. If SFX sells either of PACE's theatrical or motor sports line of business, it has agreed not to sell the other line of business before March 11, 2000. The Fifth Year Put Option, as defined in the PACE acquisition agreement, will also be immediately exercisable as of the closing of any such sale.

Beginning on December 12, 1999, Mr. Becker will have the option (the "Becker Second Year Option"), exercisable within 15 days thereafter, to do one or more of the following: (i) sell to SFX any stock or options and/or any compensation to be paid to Mr. Becker by SFX; (ii) become a consultant to SFX for no more than an average of 20 hours per week for the remainder of the term at the same level of compensation set forth in his employment agreement; or (iii) acquire PACE's motor sports line of business--or, if that line of business was previously sold, PACE's theatrical line of business--at its fair market value as determined in his employment agreement. Exercise of the Becker Second Year Option would result in the termination of Mr. Becker's employment agreement.

Mr. Becker's employment may be terminated by SFX at any time in SFX's sole discretion. Mr. Becker may terminate his employment agreement if, among other things, SFX sells either the motor sports or theatrical line of business to any person other than Mr. Becker prior to March 7, 2000, unless Mr. Becker elected not to exercise his right of first refusal. Mr. Becker may also terminate his agreement if SFX fails to contribute any acquired business, which derives a majority of its revenues from either a theatrical or motor sports line of business, to PACE.

Mr. Becker's employment is terminated, then, among other things, SFX must pay Mr. Becker an amount equal to his base salary and any bonuses to which he may be entitled during the remaining term of his agreement. In addition, if the termination occurs before March 11, 2000, Mr. Becker will retain the Becker Second Year Option and Becker's right of first refusal.

Subject to certain exceptions, throughout the term of his employment and for a period of 18 months thereafter, Mr. Becker has agreed not to compete with SFX or its affiliates or to solicit any employees to leave SFX or its affiliates.

FALK EMPLOYMENT AGREEMENT

In connection with the acquisition of FAME, on April 29, 1998, SFX entered into an employment agreement with David Falk. The agreement has a term of five years commencing June 4, 1998. Mr. Falk is the Chairman of FAME and SFX's Sports Group and is a Member of the Office of Chairman of SFX and a director of SFX. The agreement provides for an annual base salary of $315,000, reviewed annually and increased by a minimum of 4.0% per year. In addition, Mr. Falk will be considered for an annual bonus consistent with the bonuses given to other senior executives of SFX. Mr. Falk received an option to purchase 100,000 shares of Class A common stock at an exercise price of $41.62 per share. The option will fully vest on June 4, 1999. SFX has agreed to make annual stock option grants to Mr. Falk to purchase at least 30,000 shares of Class A common stock in the first four years of his employment agreement.

SFX may terminate Mr. Falk's employment at any time With or Without Cause, as defined in the agreement. If the agreement is terminated for any reason other than a voluntary termination or termination for cause, then all stock options granted or to be granted pursuant to the agreement will immediately be granted, vest and become exercisable and SFX will be obligated to pay Mr. Falk his base salary and annual bonuses at a rate equal to 50% of his base salary through the original term of the agreement, as well as certain additional benefits.

For one year following the termination of the employment agreement by Mr. Falk or termination by SFX for Cause, as defined in the agreement, except in certain events, Mr. Falk has agreed that he will not compete with the business of FAME as conducted as of the closing date of the FAME acquisition or solicit any employees to leave SFX or its affiliates.

In the past, SFX has also entered into certain additional agreements and arrangements with its officers and directors. See "Certain Relationships and Related Party Transactions."

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

POTENTIAL CONFLICTS OF INTEREST

Pursuant to the employment agreement entered into between Brian Becker and SFX in connection with the acquisition of PACE, Mr. Becker has the option, exercisable within 15 days after February 25, 2000, to purchase SFX's motor sports line of business or, if that line of business has been sold, SFX's theatrical line of business--at its then fair market value. Exercise of such option would result in the termination of Mr. Becker's employment agreement. Mr. Becker's option may present a conflict of interest in his role as a director of SFX. See "--Becker Employment Agreement."

AGREEMENTS PRIOR TO THE SPIN-OFF

In January 1998, to retain the services of certain officers and directors of SFX and, if necessary, to facilitate Broadcasting's ability to pursue an alternative transaction to the SFX spin-off, as contemplated in the Broadcasting merger agreement, SFX reached an agreement with such individuals to waive the individuals' right to receive shares of SFX in the spin-off in return for the right to receive one share of Class A common stock regardless of the number of shares that were otherwise distributable in the spin-off or, in an alternative transaction, receive $4.20 in value of stock of the acquiring company or $4.20 in cash depending on the circumstances for each share of Broadcasting common stock held by them or were entitled to receive. The amount of $4.20 was based on the value attributed to the Class A common stock in the fairness opinion obtained by Broadcasting in connection with the Broadcasting merger. If the spin-off was consummated, SFX was permitted to satisfy its obligations by delivering shares in connection with the spin-off. The following table sets forth the executive officers and directors who entered into such an agreement, along with the number of shares of Broadcasting common stock that they held or were entitled to receive:



                   NAME                          SHARES OF SFX BROADCASTING
------------------------------------------   ----------------------------------
  Robert F.X. Sillerman ..................   1,326,248 of Class A common stock
                                             1,024,168 of Class B common stock

  Michael G. Ferrel ......................   98,637 of Class A common stock
                                             22,869 of Class B common stock

  Howard J. Tytel ........................   248,615 of Class A common stock

  Thomas P. Benson .......................   9,000 of Class A common stock

  Richard A. Liese .......................   2,800 of Class A common stock

  D. Geoffrey Armstrong ..................   161,800 of Class A common stock

  James F. O'Grady, Jr. ..................   14,772 of Class A common stock

  Paul Kramer ............................   15,922 of Class A common stock

  Edward F. Dugan ........................   5,922 of Class A common stock

In accordance with this agreement, SFX's obligations were deemed satisfied upon delivery of the shares in connection with the SFX spin-off. No cash payment was made.

ASSUMPTION OF EMPLOYMENT AGREEMENTS; CERTAIN CHANGE OF CONTROL PAYMENTS

At the time of the consummation of the Broadcasting merger, SFX assumed all obligations under any employment agreement or arrangement between Broadcasting, or any of its subsidiaries, and any employee of SFX, including Messrs. Sillerman and Ferrel, other than obligations relating to Messrs. Sillerman's and Ferrel's change of control options and existing rights to indemnification. These assumed obligations included the obligation to make cash payments aggregating approximately $3.3 million to Mr. Sillerman, $1.5 million to Mr. Ferrel and $200,000 to Mr. Benson after the termination of their employment with Broadcasting following the Broadcasting merger. SFX has paid these amounts. In addition, SFX's assumed obligations include the duty to indemnify Messrs. Sillerman and Ferrel to the extent permitted by law for one-half of the cost of any excise tax that may be assessed against them for any change-of-control payments made to them by Broadcasting in connection with the Broadcasting merger.

INDEMNIFICATION OF MR. SILLERMAN

On August 24, 1997, Mr. Sillerman entered into an agreement with Broadcasting and the Broadcasting buyer to waive his right to receive indemnification, except to the extent covered by directors' and officers' insurance, from Broadcasting, its subsidiaries, the Broadcasting buyer and its subsidiaries for claims and damages arising out of the Broadcasting merger and related transactions. Mr. Sillerman's employment agreement with SFX provides that SFX will indemnify Mr. Sillerman for these claims and damages to the fullest extent permitted by applicable law.

RELATIONSHIP BETWEEN HOWARD J. TYTEL AND BAKER & MCKENZIE

Howard J. Tytel, who is the Executive Vice President, General Counsel, Secretary, Member of the Office of the Chairman and a director of SFX, was "Of Counsel" to the law firm of Baker & McKenzie from 1993 to May 31, 1998. During the time Mr. Tytel was associated with Baker & McKenzie he was compensated, in part, based on the legal fees which he generated, including the legal fees paid by SFX, Broadcasting, Marquee and other affiliates of Mr. Tytel and Mr. Sillerman. Baker & McKenzie has agreed to a severance arrangement with Mr. Tytel, which is not based on fees received by Baker & McKenzie. From April 27, 1998, the date of the spin-off, until May 31, 1998, the date that Mr. Tytel terminated his fee-based arrangement with Baker & McKenzie, SFX incurred and paid Baker & McKenzie approximately $1.5 million for legal services. SFX believes that this arrangement was as fair to SFX as any that could have been obtained from an unrelated party on an arms-length basis.

ARRANGEMENT BETWEEN ROBERT F.X. SILLERMAN AND HOWARD J. TYTEL

Since 1978, Messrs. Sillerman and Tytel have been jointly involved in numerous business ventures, including SCMC, TSC, MMR, Triathlon, Marquee, Broadcasting and SFX. In consideration for certain services provided by Mr. Tytel in connection with those ventures, Mr. Tytel has generally received from Mr. Sillerman either a minority equity interest in the businesses, with Mr. Sillerman retaining the right to control the voting and disposition of Mr. Tytel's interest, or cash fees in an amount mutually agreed upon. Although Broadcasting did not compensate Mr. Tytel directly, except for ordinary fees paid to him in his capacity as a director, he receives compensation from TSC and SCMC, companies controlled by Mr. Sillerman, as well as from Mr. Sillerman personally, with respect to the services he provides to various entities affiliated with Mr. Sillerman, including Broadcasting. In 1997, these cash fees aggregated approximately $5.0 million. In connection with the consummation of the Broadcasting merger and certain related transactions, Mr. Tytel received 308,374 shares of SFX's Class A common stock, with Mr. Sillerman retaining the right to vote these shares, and cash fees from TSC, SCMC and Mr. Sillerman personally. Mr. Tytel has also granted Mr. Sillerman the right to vote all other shares of SFX Class A common stock beneficially owned by him. See "--Assumption of Employment Agreements; Certain Change of Control Payments" and "--Employment Agreements."

TRIATHLON FEES

SCMC, a corporation controlled by Mr. Sillerman and in which Mr. Tytel has an equity interest, has an agreement to provide consulting and marketing services to Triathlon, a publicly-traded company in which Mr. Sillerman is a significant stockholder. Under the terms of the agreement, SCMC has agreed to provide consulting and marketing services to Triathlon until June 1, 2005 for an annual fee of $500,000, together with a refundable advance of $500,000 per year against fees earned in respect of transactional investment banking services. Triathlon paid fees of $3,000,000 for the year ended December 31, 1996, fees of $1,794,000 for the year ended December 31, 1997 and fees of $530,000 for the year ended December 31, 1998. These fees vary above the minimum annual fee of $500,000 depending on the level of acquisition and financing activities of Triathlon. SCMC previously assigned its rights to receive fees payable under this agreement to Broadcasting. Pursuant to the terms of the distribution agreement, Broadcasting assigned its rights to receive these fees to SFX. All services provided by SCMC are provided by employees of SFX. On April 30, 1999, Triathlon was acquired by a third party and such party paid SFX $2.0 million in consideration for SFX's agreement to terminate the consulting and marketing agreement.

COMMON STOCK RECEIVED IN THE SPIN-OFF

In the SFX spin-off, the holders of Broadcasting's Class A common stock, Series D preferred stock and warrants, upon exercise, received shares of SFX's Class A common stock, whereas Messrs. Sillerman and Ferrel, as the holders of Broadcasting's Class B common stock, which is entitled to ten votes per share on most matters, received shares of SFX's Class B common stock. Class A common stock and Class B common stock have similar rights and privileges, except that the Class B common stock has greater voting rights. The issuance of the Class B common stock in the spin-off was intended to preserve Messrs. Sillerman's and Ferrel's relative voting power after the spin-off. Mr. Sillerman currently holds approximately 33.9% of the combined voting power of SFX, and Messrs. Sillerman and Ferrel control approximately 37.9% of the combined voting power of SFX. Accordingly, Mr. Sillerman, alone and together with SFX's current directors and executive officers, will generally be able to control the outcome of the votes of the stockholders on most matters. See "Ownership of Securities by Directors, Officers and Certain Beneficial Owners."

In addition, in August 1997, the board of directors of Broadcasting approved amendments to certain warrants to purchase an aggregate of 600,000 shares of Broadcasting's Class A common stock. The warrants were held by SCMC, an entity controlled by Mr. Sillerman. The amendments memorialized the original intent of the directors of Broadcasting that SCMC receive the aggregate number of shares of Class A common stock that it would have received if it had exercised the warrants immediately before the spin-off. Because of these amendments, SCMC received 600,000 shares of Class A common stock in the spin-off.

ISSUANCE OF STOCK TO HOLDERS OF SFX BROADCASTING'S OPTIONS AND SARS

On April 27, 1998, SFX issued 522,941 shares of its Class A common stock to holders as of the spin-off record date of the stock options or SARs of Broadcasting, whether or not vested. SFX also issued 325,000 shares of Class A common stock to Mr. Sillerman and 70,000 shares of Class A common stock to Mr. Ferrel with respect to options issuable under their employment agreements with Broadcasting. In addition, SFX issued 325,000 shares of its Class A common stock to Mr. Sillerman and 30,000 shares of SFX Class A common stock to Mr. Ferrel, which corresponded to change-of-control options of Broadcasting that they waived in connection with the Broadcasting merger. The issuances were made in consideration for past services to SFX and to allow holders of such options and SARs to participate in the spin-off in a manner similar to holders of Broadcasting's Class A common stock. Additionally, many of the option and SAR holders are officers, directors or employees of SFX. The members of the Board, other than Messrs. Becker and Falk, received an aggregate of 850,479 shares pursuant to such issuances.

MEADOWS REPURCHASE

In connection with the acquisition of Meadows Music Theater, Broadcasting obtained an option, as subsequently amended, to repurchase 247,177 shares of its Class A common stock (the "Meadows Shares") for an aggregate purchase price of $8.2 million. However, Broadcasting was restricted from exercising the Meadows Repurchase by certain loan covenants and other restrictions. Pursuant to the terms of the Broadcasting merger agreement, if the Meadows Shares were outstanding at the effective time of the Broadcasting merger, the amount of working capital which SFX would receive in connection with its spin-off from Broadcasting would be decreased by approximately $10.3 million.

In January 1998, Mr. Sillerman committed to finance the $8.2 million exercise price of the Meadows Repurchase in a transaction structured to offset the $10.3 million reduction to SFX's working capital. In consideration for his commitment, the board of directors of Broadcasting agreed that Mr. Sillerman would receive approximately the number of shares of Class A common stock to be issued in the spin-off with respect to the Meadows Shares. Broadcasting received a fairness opinion with respect to the transaction and the transaction was approved by Broadcasting's board of directors, including the independent directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, SFX's directors, executive officers and ten percent stockholders are required to report to the Securities and Exchange Commission and NASDAQ Stock Market, by specific dates, transactions and holdings in SFX's common stock. Based solely on its review of the copies of such forms received by it or written representations from certain reporting persons that no annual corrective filings were required for those persons, SFX believes that during fiscal year 1998 all these filing requirements were timely satisfied.


ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS FOR NEXT YEAR

The deadline for SFX's receipt of stockholder proposals for inclusion in SFX's 2000 proxy statement for next year's annual meeting is February 8, 2000. On request, the Secretary will provide detailed instructions for submitting proposals. Proposals should be sent via certified mail, return receipt requested, to:


                     Secretary
                     SFX Entertainment, Inc.
                     650 Madison Avenue, 16th Floor
                     New York, New York 10022


COSTS OF SOLICITING PROXIES

This proxy is being solicited by the Board of Directors. SFX pays the costs of soliciting this proxy. SFX has retained Georgeson & Co., Wall Street Plaza, 30th Floor, New York, New York, 10005, to assist in the solicitation for a fee of approximately $7,500, plus reimbursement for certain out-of-pocket expenses.


QUESTIONS

If you have questions or need more information about the annual meeting, write to:


                     SFX Entertainment, Inc.
                     650 Madison Avenue, 16th Floor
                     New York, New York 10022
                     Attn: Tim Klahs
                     Director of Investor Relations

                     or call us at (212) 407-9126.


Upon written request, we will provide without charge to each stockholder a copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1998. Requests should be direct to the address above. The Annual Report is also available via the Securities and Exchange Commission's EDGAR website at www.sec.gov/edgarhp.htm

                                                                      EXHIBIT A


                            SFX ENTERTAINMENT, INC.

                  1999 STOCK OPTION AND RESTRICTED STOCK PLAN

                           EFFECTIVE OCTOBER 8, 1998



                                   SECTION 1
                           ESTABLISHMENT AND PURPOSE

     This Plan is established to (i) offer selected, directors, officers, Employees and Consultants of the Company or its Subsidiaries an equity ownership interest in the financial success of the Company, (ii) provide the Company an opportunity to attract, retain and motivate the best available personnel for positions of substantial responsibility and (iii) to encourage equity participation in the Company by eligible Participants. This Plan provides for the grant by the Company of (i) Options to purchase Shares, and
(ii) shares of Restricted Stock. Options granted under this Plan may include Nonstatutory Options as well as ISOs intended to qualify under section 422 of the Code.

                                   SECTION 2
                                  DEFINITIONS

     "BOARD OF DIRECTORS" shall mean the board of directors of the Company, as duly elected from time to time.

     "CHANGE IN CONTROL" shall mean such time as either (i) any "person", as such term is used in section 14(d) of the Exchange Act (other than the Company, a wholly-owned subsidiary of the Company, any employee benefit plan of the Company or its Subsidiaries or Mr. Sillerman together with his affiliates (as such term is defined in Rule 12b-2 of the Exchange Act)) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act (or any successor rule), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the Company's common stock or (ii) individuals who constitute the Board of the Directors on the effective date of this Plan (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for the director without objection to such nomination) shall be, for purposes of this clause (ii) considered as though such person was a member of the Incumbent Board.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended, and as interpreted by the regulations thereunder.

     "COMMITTEE" shall mean the Stock Option Committee of the Company, or such other Committee as may be appointed by the Board of Directors from time to time.

     "COMPANY" shall mean SFX Entertainment, Inc., a Delaware corporation.

     "CONSULTANT" shall mean any individual that is expressly designated as a consultant of the Company or its Subsidiaries by the Committee in its sole discretion.

     "COVERED EMPLOYEE" shall mean an individual who, on the last day of the taxable year, is the chief executive officer of the Company or any one of the four most highly compensated officers of the Company other than the chief executive, as described in Section 162(m)(e) of the Code.

     "DATE OF GRANT" shall mean the date on which the Committee resolves to grant an Option to an Optionee or grant Restricted Stock to a Participant, as the case may be.

     "DISINTERESTED DIRECTOR" shall mean a member of the Board of Directors who is both (i) a Non-Employee Director, within the meaning of Rule 16b-3 promulgated under the Exchange Act, as amended from time to time and (ii) an Outside Director, within the meaning of
Section 162(m) of the Code and the regulations promulgated thereunder, as amended from time to time.

     "EMPLOYEE" shall include every individual performing Services to the Company or its Subsidiaries other than as a Consultant and only if the relationship between such individual and the Company or its Subsidiaries is the legal relationship of employer and employee. This definition of "Employee" is qualified in its entirety and is subject to the definition set forth in section 3401(c) of the Code and the regulations thereunder.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and as interpreted by the rules and regulations promulgated thereunder.

     "EXERCISE PRICE" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement, but in no event less than the par value per Share.

     "FAIR MARKET VALUE" shall mean the closing price of the shares on the national securities exchange on which the Shares are listed (if the shares are so listed) as reported in the Wall Street Journal on the applicable date (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation System) or on the NASDAQ National Market System (if the Shares are regularly quoted thereon), or, if not so listed or regularly quoted, the mean of the closing bid and asked prices of the securities in the over-the-counter market, on the applicable date or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code.

     "ISO" shall mean a stock option which is granted to an individual and which meets the requirements of section 422 of the Code.

     "NONSTATUTORY OPTION" shall mean any Option granted by the Committee that is not an ISO.

     "OPTION" shall mean either an ISO or Nonstatutory Option, as the context requires, granted under this Plan.

     "OPTIONEE" shall mean a Participant who holds an Option.

     "PARTICIPANTS" shall mean those individuals described in Section 1 of this Plan selected by the Committee who are eligible under Section 4 of this Plan for grants of either Options or Restricted Stock under this Plan.

     "PERMANENT AND TOTAL DISABILITY" shall mean that an individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of more than twelve (12) months. An individual shall not be considered to suffer from Permanent and Total Disability unless such individual furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may reasonably require. The scope of this definition shall automatically be reduced or expanded to the extent that section 22(e)(3) of the Code is amended to reduce or expand the scope of the definition of Permanent and Total Disability thereunder.

     "PLAN" shall mean this SFX Entertainment, Inc. 1999 Stock Option and Restricted Stock Plan, as amended from time to time.

     "PLAN AWARD" shall mean the grant of either an Option or Restricted Stock, as the context requires.

     "RESTRICTED STOCK" shall have that meaning set forth in Section 7(a) of this Plan.

     "RESTRICTED STOCK ACCOUNT" shall have that meaning set forth in Section 7(a)(ii) of this Plan.

     "RESTRICTED STOCK CRITERIA" shall have that meaning in Section 7(a)(iv) of this Plan.

     "RESTRICTION PERIOD" shall have that meaning in Section 7(a)(iii) of this Plan.

     "SERVICES" shall mean services rendered to the Company or any of its Subsidiaries by a Participant.

     "SHARE" shall mean one share of Stock, as adjusted in accordance with
Section 9 of this Plan (if applicable).

     "STOCK" shall mean the Class A Common Stock of the Company, par value $.01 per share.

     "STOCK OPTION AGREEMENT" shall mean the agreement executed between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to the granting of an Option.

     "SUBSIDIARY" shall mean any corporation as to which more than fifty (50%) percent of the outstanding voting stock or shares shall now or hereafter be owned or controlled, directly by a person, any Subsidiary of such person, or any Subsidiary of such Subsidiary.

     "TEN-PERCENT SHAREHOLDER" shall mean a person that owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any Subsidiary, taking into account the attribution rules set forth in section 424 of the Code, as amended. For purposes of this definition of "Ten Percent Shareholder" the term "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant of an Option to an Optionee. "Outstanding stock" shall not include reacquired shares or shares authorized for issuance under outstanding Options held by the Optionee or by any other person.

   "VEST DATE" shall have that meaning in Section 7(a)(v) of this Plan.


                                   SECTION 3
                                ADMINISTRATION

     (a) GENERAL ADMINISTRATION. This Plan shall be administered by the Committee, which shall consist of at least two persons, each of whom shall be Disinterested Directors. The members of the Committee shall be appointed by the Board of Directors for such terms as the Board of Directors may determine. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, may be filled by the Board of Directors.

     (b) COMMITTEE PROCEDURES. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by a majority of all Committee members, shall be valid acts of the Committee. A majority of the Committee shall constitute a quorum.

     (c) AUTHORITY OF COMMITTEE. This Plan shall be administered by, or under the direction of, the Committee constituted in such a manner as to comply at all times with Rule 16b-3 (or any successor rule) under the Exchange Act. The Committee shall administer this Plan so as to comply at all times with the Exchange Act and the Code and shall have absolute and final authority, subject to the provisions of the Plan, to interpret this Plan and to make all determinations specified in or permitted by this Plan or deemed necessary or desirable for its administration or for the conduct of the Committee's business including without limitation the authority to take the following actions:

     (i)   To interpret this Plan and to apply its provisions;

     (ii) To adopt, amend or rescind rules, procedures and forms relating to this Plan;

     (iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of this Plan;

     (iv)  To determine when Plan Awards are to be granted under this Plan;

     (v)   To select the Optionees and Participants;

     (vi)  To determine the number of Shares to be made subject to each Plan
           Award;

     (vii) To prescribe the terms, conditions and restrictions of each Plan Award, including without limitation, the Exercise Price, the vesting schedule and the determination whether an Option is to be classified as an ISO or a Nonstatutory Option;

     (viii) To amend or cancel any outstanding Stock Option Agreement (other than the Exercise Price) or the terms, conditions and restrictions of a grant of Restricted Stock, subject to applicable legal restrictions and the consent of the Optionee or Participant, as the case may be, who entered into such agreement, or accelerate the vesting of any Plan Award;

     (ix) To establish procedures so that an Optionee may obtain a loan through a registered broker-dealer under the rules and regulations of the Federal Reserve Board, for the purpose of exercising an Option;

     (x) To establish procedures for an Optionee (1) to have withheld from the total number of Shares to be acquired upon the exercise of an Option that number of Shares having a Fair Market Value, which, together with such cash as shall be paid in respect of fractional shares, shall equal the Exercise Price, and (2) to exercise a portion of an Option by delivering that number of Shares already owned by an Optionee having a Fair Market Value which shall equal the partial Exercise Price and to deliver the Shares thus acquired by such Optionee in payment of Shares to be received pursuant to the exercise of additional portions of the Option, the effect of which shall be that an Optionee can in sequence utilize such newly acquired shares in payment of the Exercise Price of the entire Option, together with such cash as shall be paid in respect of fractional shares;

     (xi) To establish procedures whereby a number of Shares may be withheld from the total number of Shares to be issued upon exercise of an Option, to meet the obligation of withholding for federal and state income and other taxes, if any, incurred by the Optionee upon such exercise; and

     (xii) To take any other actions deemed necessary or advisable for the administration of this Plan.

     All interpretations and determinations of the Committee made with respect to the administration and interpretation of the Plan and the granting of Plan Awards shall be final, conclusive, and binding on all interested parties. The Committee may make grants of Plan Awards on an individual or group basis. The provisions and conditions of the Plan Awards need not be the same with respect to each Optionee or Participant or with respect to each Plan Award. No member of the Committee shall be liable for any action that is taken or is omitted to be taken if such action or omission is taken in good faith with respect to this Plan or grant of any Plan Award.

     (d) HOLDING PERIOD. The Committee may in its sole discretion require as a condition to the granting of any Plan Award, that a Participant hold the Plan Awards for a period of six months following the date of such acquisition. This condition shall be satisfied with respect to an Option if at least six months elapse from the date of acquisition of the Option to the date of disposition of the Option (other than upon exercise or conversion) or its underlying equity security.


                                   SECTION 4
                                  ELIGIBILITY

     (a) GENERAL RULE. Subject to the limitations set forth in subsection b below or elsewhere in this Plan, Participants shall be eligible to participate in this Plan.

     (b) NON-EMPLOYEE INELIGIBLE FOR ISOS. In no event shall an ISO be granted to any individual who is not an Employee on the Date of Grant.



                                   SECTION 5
                            SHARES SUBJECT TO PLAN

     BASIC LIMITATION. Shares offered under this Plan may be authorized but unissued Shares or Shares that have been reacquired by the Company. The aggregate number of Shares that are available for issuance under this Plan shall not exceed three million (3,000,000) Shares, subject to adjustment pursuant to Section 9 of this Plan. The Committee shall not issue more Shares than are available for issuance under this Plan. The number of Shares that are subject to unexercised Options at any time under this Plan shall not exceed the number of Shares that remain available for issuance under this Plan. The Company, during the term of this Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of this Plan.

     ADDITIONAL SHARES. In the event any outstanding Option for any reason expires, is canceled or otherwise terminates, the Shares allocable to the unexercised portion of such Option shall again be available for issuance under this Plan. In the event that Shares issued under this Plan revert to the Company prior to the Vest Date under a grant of Restricted Stock, such Shares shall again be available for issuance under this Plan.


                                   SECTION 6
                        TERMS AND CONDITIONS OF OPTIONS

     (a) TERM OF OPTION. The term of each Option shall be ten (10) years from the Date of Grant or such shorter term as may be determined by the Committee; provided, however, in the case of an ISO granted to a Ten-Percent Shareholder, the term of such ISO shall be five (5) years from the Date of Grant or such shorter time as may be determined by the Committee.

     (b) EXERCISE PRICE AND METHOD OF PAYMENT.

       (i) EXERCISE PRICE. The Exercise Price shall be such price as is determined by the Committee in its sole discretion and set forth in the Stock Option Agreement; provided, however, in the case of an ISO granted to any Optionee and a Nonstatutory Option to an Optionee who is also a Covered Employee, the Exercise Price shall not be less than 100% of the Fair Market Value of the Shares subject to such Option on the Date of Grant (or 110% in the case of an ISO granted to a Participant who is a Ten-Percent Shareholder on the Date of Grant).

       (ii) PAYMENT OF SHARES. Payment for the Shares upon exercise of an Option shall be made in cash, by certified check, or if authorized by the Committee, by delivery of other Shares having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Shares as to which said Option is being exercised, or by any combination of such methods of payment or by any other method of payment as may be permitted under applicable law and this Plan and authorized by the Committee under Section 3(c) of this Plan.

     (c) EXERCISE OF OPTION.

       (1) PROCEDURE FOR EXERCISE; RIGHTS OF SHAREHOLDER. Any Option granted hereunder shall be exercisable at such times under such conditions as shall be determined by the Committee including, without limitation performance criteria with respect to the Company and/or the Optionee and in accordance with the terms of this Plan. To the extent that Options granted hereunder are ISOs, the Committee shall designate such Options as ISOs in the written instrument evidencing such Option. If the written instrument does not designate the Options as ISOs, then the Option shall be a Nonstatutory Option.

     An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Stock Option Agreement by the Optionee entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any form of consideration and method of payment allowable under
Section 6(b)(ii) of this Plan. Upon the receipt of notice of exercise and full payment for the Shares, the Shares shall be deemed to have been issued and the Optionee shall be entitled to receive such Shares and shall be a shareholder with respect to such Shares, and the Shares shall be considered fully paid and nonassessable. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock certificate is issued, except as provided in Section 9 of this Plan.

     Each exercise of an Option shall reduce, by an equal number, the total number of Shares that may thereafter be purchased under such Option.

       (ii) TERMINATION OF STATUS AS AN EMPLOYEE OR CONSULTANT. Except as provided in Subsections 6(c)(iii) and 6(c)(iv) below, an Optionee holding an Option who ceases to be an Employee, a Consultant or a director of the Company may, but only until the earlier of the date (x) the Option held by the Optionee expires, or (y) thirty (30) days after the date such Optionee ceases to be an Employee, a Consultant or a director, exercise the Option to the extent that the Optionee was entitled to exercise it on such date; provided, however, that in the event the Optionee is an Employee and is terminated without cause (as determined in the sole discretion of the Committee) then the thirty (30) day period described in this sentence shall be automatically extended to ninety
(90) days (and in the case of a Nonstatutory Option, such period shall be automatically extended to six (6) months), unless the Committee further extends such period in its sole discretion. To the extent that the Optionee was not entitled to exercise an Option on such date, or if the Optionee does not exercise it within the time specified herein, such Option shall terminate. The Committee shall have the authority to determine the date an Optionee ceases to be an Employee, a Consultant or a director.

       (iiiI) PERMANENT AND TOTAL DISABILITY. Notwithstanding the provisions of
Section 6(c)(ii) above, in the event an Optionee is unable to continue to perform Services for the Company or any of its Subsidiaries as a result of such Optionee's Permanent and Total Disability (and, for ISOs, at the time such Permanent and Total Disability begins, the Optionee was an Employee and had been an Employee since the Date of Grant), such Optionee may exercise an Option in whole or in part notwithstanding that such Option may not be fully exercisable, but only until the earlier of the date (x) the Option held by the Optionee expires, or (y) twelve (12) months from the date of termination of Services due to such Permanent and Total Disability. To the extent the Optionee is not entitled to exercise an Option on such date or if the Optionee does not exercise it within the time specified herein, such Option shall terminate.

       (iv) DEATH OF AN OPTIONEE. Upon the death of an Optionee, any Option held by an Optionee shall terminate and be of no further effect; provided, however, notwithstanding the provisions of Section 6(c)(ii) above, in the event an Optionee's death occurs during the term of an Option held by such Optionee and, at the time of death, the Optionee was an Employee, Consultant or, director (and, for ISOs, the Optionee had been an Employee since the Date of Grant), the Option may be exercised in whole or in part notwithstanding that such Option may not have been fully exercisable on the date of the Optionee's death, but only until the earlier of the date (x) the Option held by the Optionee expires, or (y) twelve (12) months from the date of the Optionee's death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance. To the extent the Option is not entitled to be exercised on such date or if the Option is not exercised within the time specified herein, such Option shall terminate.

     (d) NON-TRANSFERABILITY OF OPTIONS. Except as may be permitted by the Committee in its sole discretion, any Option granted under this Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and is not assignable by operation of law or subject to execution, attachment or similar process. During the Optionee's lifetime, any Option granted under this Plan can only be exercised by such Optionee. Any attempted sale, pledge, assignment, hypothecation or other transfer of the Option contrary to the provisions hereof and the levy of any execution, attachment or similar process upon the Option shall be null and void and without force or effect. No transfer of the Option by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option. The terms of any Option transferred by will or by the laws of descent and distribution shall be binding upon the executors, administrators, heirs and successors of Optionee.

     (e) TIME OF GRANTING OPTIONS. Any Option granted hereunder shall be deemed to be granted on the Date of Grant. Written notice of the Committee's determination to grant an Option to a Participant, evidenced by a Stock Option Agreement, dated as of the Date of Grant, shall be given to such Participant within a reasonable time after the Date of Grant.

     (f) MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Within the limitations of this Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefor. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair the Optionee's rights or obligations under such Option; provided that the Committee may, in its sole discretion, and without the consent of the Optionee or any other person, reduce the exercise price of all or any part of any Option or accelerate the vesting of all or part of any Option.

     (g) RESTRICTIONS ON TRANSFER OF SHARES. Any Shares issued upon exercise of an Option shall be subject to such rights of repurchase and other transfer restrictions as the Committee may determine in its sole discretion. Such restrictions shall be set forth in the applicable Stock Option Agreement.

     (h) SPECIAL LIMITATION ON ISOS. To the extent that the aggregate Fair Market Value (determined on the Date of Grant) of the Shares with respect to which ISOs are exercisable for the first time by an individual during any calendar year under this Plan, and under all other plans maintained by the Company, exceeds $100,000, such Options shall be treated as Nonstatutory Options.

     (i) LEAVES OF ABSENCE. Leaves of absence approved by the Committee which conform to the policies of the Company shall not be considered termination of employment until the employer-employee relationship, as defined under the Code or the regulations promulgated thereunder, ends or, if earlier, the leave of absence period expires and the individual fails to return to active employment with the Company.

     (j) LIMITATION ON GRANTS OF OPTIONS TO COVERED EMPLOYEES. The total number of Shares for which Options may be granted and which may be awarded as Restricted Stock to any Covered Employee during any one-year period shall not exceed 1,200,000 in the aggregate.

     (k) DISQUALIFYING DISPOSITIONS. The Stock Option Agreement evidencing any ISO granted under this Plan shall provide that if the Optionee makes a disposition, within the meaning of Section 425(c) of the Code and the regulations promulgated thereunder, of any share or shares issued to him pursuant to the exercise of the ISO within the two-year period commencing on the day after the Date of Grant of such Option or within a one-year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such Option, he shall, within ten days of such disposition, notify the Company thereof and immediately deliver to the Company any amount of federal income tax withholding required by law.

     (l) WITHHOLDING TAXES. The Committee shall require an Optionee to pay to the Company at the time of exercise of an Option the amount that the Company deems necessary to satisfy its obligation to withhold federal, state or local income or other taxes incurred by reason of the exercise. Upon the exercise of an Option requiring tax withholding, an Optionee may either pay such taxes in cash or make a written election to have Shares withheld by the Company from the shares otherwise to be received by the Optionee. The acceptance of any such election by an Optionee shall be at the sole discretion of the Committee. In addition, the Committee may require the Company to withhold Shares from the Shares otherwise to be received by an Optionee upon exercise of an option. The number of Shares withheld pursuant to this paragraph shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.



                                   SECTION 7
                               RESTRICTED STOCK

     (a) AUTHORITY TO GRANT RESTRICTED STOCK. The Committee shall have the authority to grant to Participants Shares that are subject to certain terms, conditions and restrictions (the "Restricted Stock"). The Restricted Stock may be granted by the Committee either separately or in combination with Options. The terms, conditions and restrictions of the Restricted Stock shall be determined from time to time by the Committee without limitation, except as otherwise provided in this Plan; provided, however, that each grant of Restricted Stock shall require the Participant to remain an Employee of (or otherwise provide Services to) the Company or any of its Subsidiaries for at least six (6) months from the Date of Grant. The granting, vesting and issuing of the Restricted Stock shall also be subject to the following provisions:

       (i) NATURE OF GRANT. Restricted Stock shall be granted to Participants for Services rendered and at no additional cost to Participant; provided, however, that the value of the Services performed must, in the opinion of the Committee, equal or exceed the par value of the Restricted Stock to be granted to the Participant.

       (ii) RESTRICTED STOCK ACCOUNT. The Company shall establish a restricted stock account (the "Restricted Stock Account") for each Participant to whom Restricted Stock is granted, and such Restricted Stock shall be credited to such account. No certificates will be issued to the Participant with respect to the Restricted Stock until the Vest Date as provided herein. Every credit of Restricted Stock under this Plan to a Restricted Stock Account shall be considered "contingent" and unfunded until the Vest Date. Such contingent credits shall be considered bookkeeping entries only, notwithstanding the "crediting" of "dividends" as provided herein. Such accounts shall be subject to the general claims of the Company's creditors. The Participant's rights to the Restricted Stock Account shall be no greater than that of a general creditor of the Company. Nothing contained herein shall be construed as creating a trust or fiduciary relationship between the Participants and the Company, the Board of Directors or the Committee.

       (iii) RESTRICTIONS. The terms, conditions and restrictions of the Restricted Stock shall be determined by the Committee on the Date of Grant. The Restricted Stock may not be sold, assigned, transferred, redeemed, pledged or otherwise encumbered during the period in which the terms, conditions and restrictions apply (the "Restriction Period"). More than one grant of Restricted Stock may be outstanding at any one time, and the Restriction Periods may be of different lengths. Receipt of the Restricted Stock is conditioned upon satisfactory compliance with the terms, conditions and restrictions of this Plan and those imposed by the Committee.

       (iv) RESTRICTED STOCK CRITERIA. At the time of each grant of Restricted Stock, the Committee in its sole discretion may establish certain criteria to determine the times at which restrictions placed on Restricted Stock shall lapse (i.e., the termination of the Restriction Period), which criteria may include without limitation performance measures and targets and/or holding period requirements (the "Restricted Stock Criteria"). The Committee may establish a corresponding relationship between the Restricted Stock Criteria and (x) the number of Shares of Restricted Stock that may be earned, and (y) the extent to which the terms, conditions and restrictions on the Restricted Stock shall lapse. Restricted Stock Criteria may vary among grants of Restricted Stock; provided, however, that once the Restricted Stock Criteria are established for a grant of Restricted Stock, the Restricted Stock Criteria shall not be modified with respect to such grant.

       (v) PERFORMANCE BASED GRANTS TO COVERED EMPLOYEES. Grants of Restricted Stock to Covered Employees shall be designed to be performance-based in order to qualify as performance-based compensation under Section 162(m) of the Code. The performance period will be determined by the Committee, but no performance period will be less than one year. Within 90 days after the beginning of a performance period, the Committee will establish in writing one or more objective criteria for the performance period. Each Covered Employee who is granted Restricted Stock will begin to vest in the number of Shares of Restricted Stock at the close of the performance period based on the attainment of the objective criteria during the performance period as determined by the Committee within the first 90 days of that period.

       Prior to the vesting of Restricted Stock by the Covered Employees, the Committee shall certify in writing the actual performance of the criteria. No vesting of Restricted Stock under the Plan shall occur until the Stockholders have approved this Plan.

       (vi) VESTING. On the date the Restriction Period terminates, the Restricted Stock shall vest in the Participant (the "Vest Date"), who may then require the Company to issue certificates evidencing the Restricted Stock credited to the Restricted Stock Account of such Participant.

       (vii) DIVIDENDS. The Committee may provide from time to time that amounts equivalent to dividends shall be payable with respect to the Restricted Stock held in the Restricted Stock Account of a Participant. Such amounts shall be credited to the Restricted Stock Account and shall be payable to the Participant on the Vest Date.

       (viii) TERMINATION OF SERVICES. If a Participant (x) with the consent of the Committee, ceases to be an Employee of, or otherwise ceases to provide Services to, the Company or any of its Subsidiaries, or (y) dies or suffers from Permanent and Total Disability, the vesting or forfeiture (including without limitation the terms, conditions and restrictions) of any grant under this Section 7 shall be determined by the Committee in its sole discretion, subject to any limitations or terms of this Plan. If the Participant ceases to be an Employee of, or otherwise ceases to provide Services to, the Company or any of its Subsidiaries for any other reason, all grants of Restricted Stock under this Plan shall be forfeited (subject to the terms of this Plan).

     (b) DEFERRAL OF PAYMENTS.

       The Committee may establish procedures by which a Participant may elect to defer the transfer of Restricted Stock to the Participant. The Committee shall determine the terms and conditions of such deferral in its sole discretion.


                                   SECTION 8
                              ISSUANCE OF SHARES

     As a condition to the transfer of any Shares issued under this Plan, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that such transfer will not be in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities laws, rules or regulations, or that such transfer has been registered under federal and all applicable state securities laws. The Company may refrain from delivering or transferring Shares issued under this Plan until the Committee has determined that the Participant has tendered to the Company any and all applicable federal, state or local tax owed by the Participant as the result of the receipt of a Plan Award, the exercise of an Option or the disposition of any Shares issued under this Plan, in the event that the Company reasonably determines that it might have a legal liability to satisfy such tax. The Company shall not be liable to any person or entity for damages due to any delay in the delivery or issuance of any stock certificate evidencing any Shares for any reason whatsoever.


                                   SECTION 9
             CAPITALIZATION ADJUSTMENTS; MERGER; CHANGE IN CONTROL

     (a) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, the aggregate number of Shares that have been authorized for issuance under this Plan and the number of Shares of Restricted Stock credited to any Restricted Stock Account of a Participant (as well as the Exercise Price covered by any outstanding Option), shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, payment of a stock dividend with respect to the Stock or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. Such adjustment shall be made by the Committee in its sole discretion, which adjustment shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

     (b) DISSOLUTION, LIQUIDATION, SALE OF ASSETS OR MERGER. In the event of the dissolution or liquidation of the Company, other than pursuant to a Reorganization (hereinafter defined), any Option granted under the Plan shall terminate as of a date to be fixed by the Committee, provided that not less than 30 days written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period to exercise his Options as to all or any part of the Shares covered thereby including Shares as to which such Options would not otherwise be exercisable by reason of an insufficient lapse of time.

     In the event of a Reorganization in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization, then

     (i) if there is no plan or agreement respecting the Reorganization ("Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the Shares under outstanding unexercised Options for securities of another corporation, then the Committee shall take such action, and the Options shall terminate, as provided above; or

     (ii) if there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion or exchange of the shares under outstanding or unexercised options for securities of another corporation, then the Committee shall adjust the shares under such outstanding unexercised Options (and shall adjust the Shares which are then available to be optioned, if the Reorganization Agreement makes specific provisions therefore) in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion or exchange of such stock and such options.

     The term "Reorganization" as used in this Subsection 9(b) shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization.

     Except as provided above in this Section 9(b) and except as otherwise provided by the Committee in its sole discretion, any Options shall terminate immediately prior to the consummation of such proposed action.

     Fractional shares resulting from any adjustments pursuant to this Section may be settled in cash or otherwise as the Committee shall determine. Notice of any adjustment shall be given by the Company to each holder of an Option or share of Restricted Stock which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

     (c) CHANGE IN CONTROL. Subject to Section 9(b), in the event there occurs a Change of Control, (i) the Optionees shall have the right to exercise from and after the date of the Change in Control the Option held by such Optionee in whole or in part notwithstanding that such Option may not be fully exercisable, and (ii) any and all restrictions on any Restricted Stock credited to a Restricted Stock Account shall lapse and such stock shall immediately vest in the Participants notwithstanding that the Restricted Stock held in such account was unvested.


                                  SECTION 10
                             NO EMPLOYMENT RIGHTS

     No provision of this Plan, under any Stock Option Agreement or under any grant of Restricted Stock shall be construed to give any Participant any right to remain an Employee of, or provide Services to, the Company or any of its Subsidiaries or to affect the right of the Company to terminate any Participant's service at any time, with or without cause.


                                  SECTION 11
               TERM OF PLAN; EFFECT OF AMENDMENT OR TERMINATION

     (a) EFFECTIVE DATE; TERM OF PLAN. This Plan shall become effective as determined by the Board of Directors, but no Options granted under this Plan shall be exercised and no grants of Restricted Stock shall have their restrictions lapse unless and until this Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date this Plan is adopted by the Board of Directors. This Plan shall continue in effect for a term of ten (10) years unless sooner terminated under this Section 11.

     (b) AMENDMENT AND TERMINATION. The Board of Directors in its sole discretion may terminate this Plan at any time. The Board of Directors may amend this Plan at any time in such respects as the Board of Directors may deem advisable; provided, that any change in the aggregate number of Shares that may be issued under this Plan, other than in connection with an adjustment under
Section 9 of this Plan, shall require approval of the holders of a majority of the outstanding Shares entitled to vote.


     (c) EFFECT OF TERMINATION. In the event this Plan is terminated, no Shares shall be issued under this Plan, except upon exercise of an Option granted prior to such termination or issuance of Shares of Restricted Stock previously credited to a Restricted Stock Account. The termination of this Plan, or any amendment thereof, shall not affect any Shares previously issued to a Participant, any Option previously granted under this Plan or any Restricted Stock previously credited to a Restricted Stock Account.


                                  SECTION 12
                                 GOVERNING LAW


     THIS PLAN AND ANY AND ALL STOCK OPTION AGREEMENTS AND AGREEMENTS RELATING TO THE GRANT OF RESTRICTED STOCK EXECUTED IN CONNECTION WITH THIS PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

                                     PROXY
                            SFX ENTERTAINMENT, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert F.X. Sillerman and Howard J. Tytel, and each of them (with full power to designate substitutes), proxies for the undersigned to represent, vote and act with respect to all shares of common stock of SFX Entertainment, Inc. held of record by the undersigned at the close of business on May 5, 1999 at SFX's annual meeting of shareholders to be held on June 8, 1999 and any adjournments or postponements thereof, upon the matters designated below and upon such other matters as may properly come before the meeting, according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.

1. ELECTION OF DIRECTORS: Election of twelve directors of SFX to serve until the 2000 annual meeting of shareholders or until their successors are elected and qualified. Nominees: Robert F. X. Sillerman, Michael G. Ferrel, Brian E. Becker, David Falk, Howard J. Tytel, Thomas P. Benson, Richard A. Liese, D. Geoffrey Armstrong, James F. O'Grady, Jr., Paul Kramer, Edward F. Dugan and John D. Miller.

2.   RATIFY APPOINTMENT OF INDEPENDENT ACCOUNTANTS.

3.   APPROVAL OF SFX'S 1999 STOCK OPTION AND RESTRICTED STOCK PLAN.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

[X] Please mark your votes as in this example.

WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR ELECTION OF EACH NOMINEE FOR DIRECTOR AND FOR ITEMS 2 AND 3.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.


                                                                SEE REVERSE SIDE

1. Election of Directors. (see reverse) For, except vote withheld from the following nominee(s):
                      ------------------------------------------------------

     FOR  [ ]   WITHHELD  [ ]

2. Ratify appointment of independent accountants.

     FOR  [ ]   AGAINST   [ ]   ABSTAIN  [ ]

3. Approval of SFX's 1999 Stock Option and Restricted Stock Plan.

     FOR  [ ]   AGAINST   [ ]   ABSTAIN  [ ]

In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.


                                 NOTE: PLEASE MARK THE PROXY, SIGN EXACTLY AS
                                 YOUR NAME APPEARS BELOW, AND RETURN IT PROMPTLY IN THE ENCLOSED ADDRESSED ENVELOPE. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH PARTIES SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED PERSON. IF A PARTNERSHIP, PLEASE SIGN IN FULL PARTNERSHIP NAME BY AN AUTHORIZED PERSON.


                                 Signature -----------------------------------


                                 Date ----------------------------------------


                                 Signature -----------------------------------


                                 Date ----------------------------------------